Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-186815 on Form F-3 of our report dated March 28, 2013, relating to the consolidated financial statements of Scorpio Tankers Inc. for the years ended December 31, 2012 and December 31, 2011, appearing in the Annual Report on Form 20-F of Scorpio Tankers Inc. for the year ended December 31, 2013.

/s/ Deloitte LLP

Deloitte LLP

London, United Kingdom

Date: March 31, 2014